EXHIBIT 4.7


                               GUARANTY AGREEMENT


         This GUARANTY AGREEMENT (this "Guaranty"), dated as of November 10, 2004, is made by INTELLI-SITE, INC., a Texas corporation ("Guarantor"), whose address is 8200 Springwood Drive, Suite 230, Irving, Texas 75063, in favor of BRIAR CAPITAL, L.P., a Texas limited partnership (together with its successors and assigns, collectively, "Lender").

                             PRELIMINARY STATEMENTS

         A. In accordance with that certain Loan Agreement dated of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement"), between B&B ARMR CORPORATION, a Delaware corporation ("Borrower"), and Lender, Lender has agreed to, among other things, extend to Borrower certain credit facilities not to exceed $3,000,000 under certain conditions.

         B. In satisfaction of the requirements under the Loan Agreement, Guarantor has agreed to enter into this Guaranty to guarantee, among other things, the Secured Liabilities of Borrower under the Loan Agreement.

         C. Guarantor's shareholders and directors reasonably believe that Guarantor's execution of this Guaranty will benefit Guarantor.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lender to enter into and extend credit pursuant to the Loan Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Guarantor, Guarantor hereby agrees as follows:

         SECTION 1.  Defined Terms; Interpretation.

         1.01   Defined Terms.

                (a) Those initial capitalized terms and phrases used in this Guaranty but not defined in this Guaranty shall have the meanings ascribed to such terms in the Loan Agreement.

                (b) As used in this Guaranty, the following terms shall have the following meanings:

                "Borrower" has the meaning specified in paragraph A of the Preliminary Statements.

                "Event of Default" has the meaning specified in the Loan Agreement.

                "Financing Documents" means the Loan Agreement, the Note, the Security Documents, and any other agreement, deed, document or letter setting out the terms of or constituting any indebtedness of any Obligor to Lender, together with any documents ancillary or relating to all or any of them.

                "Guaranteed Obligations" has the meaning specified in Section 2(a).

                "Guarantor" has the meaning specified in the Introduction.

                "Guaranty" has the meaning specified in the Introduction.

                "Indemnitees" has the meaning specified in Section 19.

                "Lender" has the meaning specified in the Introduction.

                "Loan Agreement" has the meaning specified in paragraph A of the Preliminary Statements.

                "Note" shall have the meaning ascribed to such term in the Loan Agreement.

                "Obligor" means Borrower, Guarantor and any other Person that has or that will have any liability (actual or contingent) and whether alone or jointly with any other Person and whether as principal debtor, guarantor or surety or otherwise (or as the equivalent obligor under the laws of any jurisdiction) to Lender for the payment or repayment of any amounts outstanding or capable of becoming outstanding under the Financing Documents.

                "Person" means any natural person, corporation, partnership, firm, association, trust, unincorporated organization, limited liability company, governmental authority or other entity, whether acting in an individual, fiduciary or other capacity.

                "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether now or hereafter owed jointly or severally or as principal debtor, guarantor, surety or otherwise or as the equivalent obligor under the laws of any jurisdiction) of each Obligor to Lender under all or any of the Financing Documents together with:

                (a)    costs,   charges  and  expenses  incurred  by  Lender  in
         connection with or the protection, preservation or enforcement of Lender's rights under the Financing Documents;

                (b)    any   refinancing,    novation,   refunding,    deferral,
         modification, renewal or extension of or increase in any of those obligations or liabilities;

                (c) any further advances which may be made by Lender to any Obligor under any agreement expressed to be supplemental to any of the Financing Documents and all interest, fees and costs in connection therewith;

                (d) any claim for damages or restitution in the event of rescission of any of those obligations or liabilities or otherwise in connection with the Financing Documents;

                (e) any claim against any Obligor flowing from the recovery by an Obligor of a payment or discharge in respect of any of those obligations or liabilities on grounds of preference or otherwise;

                (f) all other amounts now or in the future owed by an Obligor to Lender; and

                (g) any amounts which would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency, bankruptcy or other proceedings.

                "Security Documents" means each of the documents (including security agreements, guaranties, mortgages, deeds of trust, pledges and other security documents) executed by all or any Obligor from time to time including this Guaranty and any other agreements intended to provide Lender with security for any Secured Liabilities of any Obligor to Lender or to guarantee such Secured Liabilities.

         1.02   Interpretation.

                (a) In this Guaranty, unless a clear contrary intention appears:

                       (i) the singular number includes the plural number and vice versa;

                       (ii)  reference to any gender includes each other gender;

                       (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular Section or other subdivision;

                       (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) of Section 1.02(a) is intended to authorize any assignment not otherwise permitted by this Guaranty or the Loan Agreement;

                       (v) reference to any agreement (including this Guaranty), document or instrument means such agreement, document or instrument as amended, modified, supplemented or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Guaranty, and references to any note includes any note issued in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement for such note;

                       (vi) unless the context indicates otherwise, reference to any Section, clause, paragraph, Schedule or Exhibit means such Section, clause or paragraph of this Guaranty or such Schedule or Exhibit to this Guaranty;

                       (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term; the word "or" is not exclusive; and the word "all" includes "and" and the word "any" includes "all";

                       (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                       (ix) reference to any law, ordinance, statute, code, rule, regulation, interpretation or judgment means such law, ordinance, statute, code, rule, regulation, interpretation or judgment as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                (b) The Section and other headings in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

                (c) No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

         SECTION 2.   Guaranty.

                (a) Guarantor hereby absolutely, unconditionally and irrevocably, guarantees (as primary obligor and not merely as surety) the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Secured Liabilities, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to any Obligor under any bankruptcy or insolvency proceeding), fees, commissions, expenses (including court costs and reasonable counsel fees and expenses), and agrees to pay all costs and expenses, if any, incurred by Lender in connection with enforcing any rights under this Guaranty. The obligations of Guarantor to Lender under this Guaranty are referred to in this Guaranty as the "Guaranteed Obligations"; provided, that the Guaranteed Obligations of Guarantor under this Guaranty shall not exceed an amount that is $1.00 less than that amount that would render Guarantor's obligations under this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or foreign law.

                (b) Guarantor agrees that the Secured Liabilities may at any time and from time to time exceed the Guaranteed Obligations of Guarantor without impairing this Guaranty or affecting the rights and remedies of Lender.

                (c)    No payment  made by any  Obligor  or any other  guarantor
         (other than Guarantor making such payment) or any other Person or received or collected by Lender from any Obligor, any such other guarantor (other than Guarantor making such payment) or any other Person (other than Guarantor making such payment) by virtue of any action or proceeding or any set-off or appropriation or application at any time in reduction of or in payment of the Secured Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor for the Guaranteed Obligations under this Guaranty.

                (d) This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collectibility and is in no way conditioned upon any attempt to collect from any other Obligor or any other action, occurrence or circumstance whatsoever.

         SECTION 3. Continuing Guaranty. Guarantor guarantees that the Guaranteed Obligations will be paid promptly within five (5) days upon written demand by Lender strictly in accordance with the terms of this Guaranty. Subject to the termination of this Guaranty after the payment in full of all Guaranteed Obligations in accordance with Section 14, the obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Guaranty, notwithstanding:

                (a)    any   extension,   renewal,   modification,   settlement,
         compromise, waiver or release in respect of any Guaranteed Obligations;

                (b)    any   extension,   renewal,   amendment,    modification,
         rescission, waiver or release in respect of any Financing Document;

                (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any other guarantor or other Person liable on any obligations of an Obligor under the Financing Documents;

                (d) any change in the existence, structure or ownership of any Obligor or any other guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligor, any guarantor or any of their respective assets;

                (e) the existence of any claim, defense, set-off or other rights or remedies which any other guarantor at any time may have against any Obligor, or any Obligor or any other guarantor may have at any time against Lender or any other Person, whether in connection with this Guaranty, the Financing Documents, the transactions contemplated hereby or thereby or any other transaction;

                (f)    any invalidity or unenforceability for any reason of this
         Guaranty or the other Financing Documents, or any provision of law purporting to prohibit the payment or performance by any Obligor or any other guarantor of the Guaranteed Obligations or the Financing Documents, or of any other obligation to Lender;

                (g) any failure to give notice of the occurrence of an Event of Default; or

                (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         SECTION 4. Effect of Debtor Relief Laws. If, after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of, all or any part of the Guaranteed Obligations, Lender is for any reason compelled to surrender such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be under applicable law avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds, or (b) for any other reason under applicable law, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its properties, or (ii) any settlement or compromise of any such claim effected by Lender with any such claimant (including any Obligor), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any Guaranteed Obligations or otherwise; and Guarantor shall be liable to pay Lender, and hereby does indemnify Lender and hold Lender harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by Lender in the defense of any claim made against it that any payment or proceeds received by Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this
Section 4 shall survive the termination of this Guaranty, and any satisfaction or discharge of any Obligor by virtue of any payment, court order or any foreign, federal or state law. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against any Obligor of a case or proceeding under a bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Secured Liabilities shall be deemed to have been declared in default in accordance with the terms of the Loan Agreement or other applicable Financing Documents, and Guarantor shall forthwith pay the amounts specified by Lender to be paid thereunder, any interest thereon and any other amounts guaranteed under this Guaranty without further notice or demand.

         SECTION 5. Subrogation. Notwithstanding any payment or payments made by Guarantor under this Guaranty, or any set-off or application by Lender of any security or of any credits or claims, so long as any Obligation exists under any Financing Document, Guarantor hereby agrees that it will not, before the Secured Liabilities have been paid in full, assert or exercise any rights of Lender or Guarantor against any other Obligor to recover the amount of any payment made by Guarantor to Lender under this Guaranty by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and Guarantor hereby agrees that it shall, before the Secured Liabilities have been paid in full, have no right of recourse to or any claim against assets or property of any other Obligor, all of such rights being expressly waived by Guarantor. If any amount shall nevertheless be paid to Guarantor by any other Obligor or another guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

         SECTION 6. Subordination. Guarantor hereby subordinates all indebtedness owing to it from each Obligor to all indebtedness of each Obligor to Lender, and agrees that upon the occurrence and continuance of an Event of Default, Guarantor shall not be entitled to accept any payment of the same until payment in full of the Secured Liabilities under the Financing Documents, and Guarantor shall not, under any circumstance whatsoever, attempt to set-off or reduce any obligations under this Guaranty because of such indebtedness. If any amount shall nevertheless be paid to Guarantor by any other Obligor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and, on demand by Lender, shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

         SECTION 7. Waiver. Except for the limited notice provided in Section 3 of this Guaranty, Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment and any requirement that Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that Lender protect, secure, perfect or insure any lien against any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any collateral (it being the intention of Lender that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for Lender, in order to enforce any payment by Guarantor under this Guaranty, to mitigate damages or to institute suit or exhaust its rights and remedies against any Obligor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Guarantor hereby waives marshaling of assets and liabilities, notice by Lender of any indebtedness or liability to which Lender applies or may apply any amounts received by Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Guaranteed Obligations.

         SECTION 8. Representations and Warranties. Guarantor hereby represents and warrants as follows:

                (a) that Guarantor has had full and complete access to the Loan Agreement and the other Financing Documents and has reviewed same and is aware of their contents;

                (b) that Guarantor has the power and authority to execute, deliver and perform its obligations hereunder and under the other Financing Documents to which it is a party. The Financing Documents to which Guarantor is a party have been duly and validly executed and delivered by Guarantor and constitute valid and legally binding agreements of Guarantor enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity;

                (c) that no authorization, consent, approval, license or exception of or filing or registration with any court or government department, commission, board, bureau, agency or instrumentality, is necessary for the valid execution, delivery or performance by Guarantor of this Guaranty or any other Financing Document to which it is a party; and

                (d) that the execution, delivery and performance of this Guaranty and the other Financing Documents to which it is a party does not (i) result in breach of, or constitute a default under, any contract, lease, instrument or other agreement to which Guarantor presently is a party, or (ii) result in or require the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest (other than pursuant to this Guaranty or such other Financing Document) or other share or encumbrance of any nature upon or with respect to any of Guarantor's property or interests, be they tangible or intangible. Guarantor is not in violation of or in default under any material indenture, agreement, lease or instrument.

         SECTION 9. Affirmative Covenants. Guarantor covenants and agrees to promptly execute and deliver to Lender upon reasonable notice and request all such other documents, agreements and instruments in compliance with the covenants and agreements of Guarantor herein as Lender may reasonably request from time to time. Without limiting the generality of the foregoing, Guarantor will, so long as this Guaranty is in effect, furnish, or cause to be furnished, to Lender:

                (i) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Guarantor, a copy of the audited financial statements of Guarantor and its subsidiaries, if any, for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all prepared in accordance with GAAP, audited by an independent certified public accountant acceptable to the Lender, and certified by Guarantor that such financial statements have been prepared in accordance with GAAP, and (i) are true and correct, (ii) fairly present the financial condition of Guarantor and (iii) reflect the consistent application of accounting principles used to prepare such financial statements as well as such other financial statements of Guarantor previously delivered to Lender.

                (ii) Tax Returns. As soon as available, and in any event within sixty (60) days after filing, a copy of the income tax return filed by Guarantor after the end of each fiscal year.

         SECTION 10. Amendments. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by Guarantor and Lender. Any such amendment or waiver shall be binding upon Lender, each holder of any of the Secured Liabilities and Guarantor.

         SECTION 11. Addresses for Notices. All communications under or in connection with this Guaranty shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or personally delivered to an officer of the receiving party. All such communications shall be mailed or delivered as follows:

                (a) If to the Guarantor, to the address set forth at the beginning of this Guaranty, or to such other address or to such individual's or department's attention as it may have furnished the Lender in writing;

                (b) If to the Lender, Briar Capital, L.P., 1500 City West Boulevard, Suite 225, Houston, Texas 77042, or to such other address or to such individual's or department's attention as it may have furnished to the Guarantor in writing.

                Any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to be given when so mailed, and any notice so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Lender, as the case may be.

         SECTION 12. No Waiver, Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Guaranty provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default or default under the Financing Documents, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Lender agrees promptly to notify Guarantor after any such set-off and application, provided the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

         SECTION 14. Continuing Guaranty; Successors and Assigns; Transfer of the Financing Documents. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full of the Guaranteed Obligations, (b) be binding upon Guarantor, its successors, transferees and assigns, provided, however, that Guarantor shall not assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and (c) inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) of this Section 14, Lender may assign or otherwise transfer all or a portion of its interests, rights and obligations under the Financing Documents to which it is a party. Any assignment in violation of this Section 14 shall be void and without force or effect.

         SECTION 15. Separability. Should any clause, sentence, paragraph, subsection or section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

         SECTION 16. Usury. Notwithstanding any other provisions contained in this Guaranty, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum non-usurious rate of interest permitted by applicable foreign, federal or state law.

         SECTION 17. Survival. All warranties and representations made by Guarantor herein or in any certificate or other instrument executed and delivered by Guarantor under this Guaranty shall be considered to have been relied upon by Lender and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by or on behalf of any thereof. All statements in any such certificate or other instrument shall constitute warranties and representations by Guarantor under this Guaranty.

         SECTION 18. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling from time to time and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         SECTION 19. Indemnity. Guarantor agrees to indemnify and shall indemnify Lender and its affiliates, directors, officers, employees and agents (such indemnified Persons called the "Indemnitees") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from this Guaranty or any other Financing Document to which Guarantor is a party or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and Guarantor shall reimburse each Indemnitee, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or unlawful acts of such Indemnitee. WITHOUT LIMITING ANY PROVISION OF THIS GUARANTY, IT IS THE EXPRESS INTENTION OF GUARANTOR THAT EACH INDEMNITEE SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ALL SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE, ORDINARY OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE, BUT NOT FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL ACTS OF SUCH INDEMNITEE. Without prejudice to the survival of any other obligations of Guarantor under this Guaranty and under the other Financing Documents to which Guarantor is a party, the obligations of Guarantor under this
Section 19 shall survive the termination of this Guaranty and the other Financing Documents and the payment of the Secured Liabilities or the assignment of the Financing Documents.

         SECTION 20. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

         SECTION 21.  SUBMISSION TO JURISDICTION.

                (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND THE OTHER FINANCING DOCUMENTS EXECUTED BY GUARANTOR MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT PURSUANT TO SECTION 11 OF THIS GUARANTY, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING IN THIS GUARANTY SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.

                (b) GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) OF THIS
         SECTION 21 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

         SECTION 22. WAIVER OF JURY TRIAL. GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS GUARANTY OR ARISING FROM OR RELATING TO THIS GUARANTY, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 23. FINAL EXPRESSION. THIS WRITTEN GUARANTY REPRESENTS THE FINAL AGREEMENT OF THE GUARANTOR REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE GUARANTOR AND ANY OTHER PARTY REGARDING THE SUBJECT MATTER HEREOF.


                        [SIGNATURE FOLLOWS ON NEXT PAGE]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered to be effective as of the date first above written.

                                       INTELLI-SITE, INC., a Texas corporation



                                       By: /S/ C.A. Rundell, Jr.
                                           -----------------------------------
                                           C.A. Rundell, Jr., Chairman and CEO